Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-3 filed on February 18, 2011 (as amended by Amendment No. 1, filed on February 28, 2011) (Registration No. 333-172369)

(2)	Registration Statement on Form S-8 filed on December 21, 2009 (Registration No. 333-163892)

(3)	Registration Statement on Form S-8 filed on May 27, 2010 (Registration No. 333-167141)

of our report dated February 8, 2011 except Note 2, as to which the date is November 1, 2011, with respect to the consolidated financial statements of Team Health Holdings, Inc. and our report dated February 8, 2011, except for the effects of the material weakness described in the fifth and sixth paragraphs of that report, as to which the date is November 1, 2011, with respect to the effectiveness of internal control over financial reporting of Team Health Holdings, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Nashville, Tennessee

November 1, 2011